Exhibit 12.1

Certification by the Principal Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Tao Li, Chief Executive Officer of Jiuzi Holdings Inc. (the “Company”), certify that:

1.	I have reviewed this annual report on Form 20-F/A of the Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 29, 2025

By:	/s/ Tao Li
	Name:	Tao Li
	Title:	Chief Executive Officer